Exhibit 3.5a

NAME OF SUBSCRIBER:________________

UC ASSET LP

SUBSCRIPTION AGREEMENT

For Series C Preferred Units of

UC Asset LP, A DELAWARE LIMITED PARTNERSHIP

This Subscription Agreement (this “Agreement” or this “Subscription”) is made and entered into as of the date on which the undersigned (the “Undersigned” or the “Subscriber”) puts their signature on this Agreement, either physically or electronically, whichever comes first, by and between the Undersigned and UC Asset LP, a Delaware limited partnership (“UC Asset LP” or the “Issuer”) with reference to the facts set forth below.

This Agreement is attached to and incorporated into an Offering Circular dated [_____], 2025 (the “Offering Circular”), as one of its Exbibits. Subscribers shall carefully read the whole Offering Circular, including all the other Exhibits, in particular, the Certificate of Designation of 8% Series C Accumulative and Convertible Preferred Units of UC Asset LP (the “Certificate”), before entering into this Agreement.

Capitalized terms used in this Agreement and not otherwise defined in this this Agreement shall have the meanings assigned to them in the Certificate.

WHEREAS, pursuant to the Offering Circular, the Issuer is offering in a Regulation A offering (the “Offering”) to investors up to 10,000,000 Series C Preferred Units (the “Preferred Units”) at a purchase price of $1.00 per Preferred Unit for a maximum aggregate purchase price of $10,000,000 (the “Maximum Offering”).

NOW, THEREFORE, for and in consideration of the promises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. SUBSCRIPTION FOR AND PURCHASE OF THE PREFERRED UNITS

1.1 The information that Subscriber will provide in this Agreement will assist UCF Asset LLC (the “General Partner”), the sole general partner of UC Asset LP, to determine whether Subscriber meets certain required standards for participation in this Offering.

1.2 Subject to the express terms and conditions of this Agreement and of the Certificate, the Subscriber hereby subscribes for and agrees to purchase the Preferred Units (this “Subscription”) in the amount of the purchase price set forth on the signature page to this Agreement (“Purchase Price”). The Purchase Price shall be paid via check, bank draft or money order, or ACH instructions payable in U.S. dollars.

1.3 The Subscriber must purchase at least 500 Preferred Units, or $500 based on the per Preferred Unit price (the “Minimum Purchase”).

1.4 The offering of Preferred Units is described in the Offering Circular, which is available through the online website www.ucasset.com (the “Site”), which is owned and operated by the Issuer, as well as on the SEC’s EDGAR website. Please read the whole Offering Circular and all its Exhibits, which include this Agreement, the Certificate, and the Seventh Amended and Restated Limited Partnership Agreement of UC Asset LP (the “Operating Agreement “or “LPA”), among other attached and incorporated documents. As described below, each document is subject to change. Issuer advises you to print and retain a copy of these documents for your records. By signing electronically below, you agree to the following terms and agree to transact business with us and to receive communications relating to the Preferred Units electronically.

1.5 Issuer has the right to reject this Subscription in whole or in part for any reason within thirty (30) days of the receipt of your subscription. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.6 Once you send funds for the purchase of Preferred Units, it is irrevocable until the Preferred Units are issued, the Subscription is rejected by Issuer, or Issuer otherwise determines not to consummate the transaction.

1.7 Subscriber agrees that as of the date of acceptance of this Subscription by the General Partner, Subscriber shall become a limited partner of the Issuer(“Limited Partner”), and hereby agrees to each and every term of the Operating Agreement as if Subscriber’s signature were ascribed to the Operating Agreement.

2. PURCHASE OF PREFERRED UNITS

Subscriber agrees, understands and acknowledges that:

2.1 If this Subscription is accepted by Issuer, the Subscriber agrees to comply fully with the terms of this Agreement, the Certificate, the Operating Agreement, and all other applicable documents or instruments of Issuer. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Preferred Units.

2.2 In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber to Issuer for the Preferred Units will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, Issuer shall refund to the Subscriber any payment made by the Subscriber to Issuer with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

2.3 Subscriber agrees to provide any additional documents and information regarding itself that the Issuer and/or the General Partner reasonably request from time to time to verify the accuracy of Subscriber’s representations and warranties contained herein or to comply with any law, rule or regulation to which the Issuer or General Partner may be subject, including, without limitation, Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986.

2.4 Notwithstanding anything expressed or implied to the contrary in this Agreement, the Operating Agreement and any other applicable documents or instruments of Issuer, each Subscriber and prospective Subscriber (and each representative or other agent of each such Subscriber and prospective Subscriber) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, the Operating Agreement and the agreements referred to therein, and all materials of any kind that are provided to any such persons relating to such tax treatment and tax structure (as such terms are defined in U.S. Treasury Regulation Section 1.6011-4). This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective Subscribers.

3. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

3.1 To the best of Subscriber’s knowledge, Subscriber does not control, nor is it controlled by, or under common control with, any other Subscriber.

3.2 The Subscriber has full power and authority to enter into and deliver this Subscription and to perform its/his/her obligations hereunder, and the execution, delivery and performance of this Subscription has been duly authorized, if applicable, and this Subscription constitutes a valid and legally binding obligation of the Subscriber.

3.3 The Subscriber acknowledges receipt of the Offering Circular, all supplements to the Offering Circular, and all other documents furnished in connection with this transaction by the Issuer (collectively, the “Offering Documents”). The Subscriber has thoroughly reviewed the Certificate and agrees to adhere to all the terms and conditions outlined therein, including those related to redemptions, conversions, and dividend payments. The Subscriber acknowledges and accepts that the payment of preferred dividends associated with the Preferred Units is subject to the terms and conditions specified in the Certificate and, consequently, may not be guaranteed.

3.4 The Subscriber recognizes that the purchase of the Preferred Units involves a high degree of risk in that (i) an investment in the Issuer is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Preferred Units; (ii) the Preferred Units are being sold pursuant to an exemption under Regulation A issued by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”), but they are not registered under the Act or any state securities law; (iii) there is no trading market for the Preferred Units, and there is no assurance that a more active one will ever develop, and thus, the Subscriber may not be able to liquidate their investment; and (iv) the Subscriber could suffer the loss of their entire investment.

3.5 The Subscriber is (i) an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Act, and the Subscriber is able to bear the economic risk of an investment in the Preferred Units or (ii) the Purchase Price tendered by Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth. The Subscriber shall immediately notify Issuer of any change in any statement made herein prior to the Subscriber’s receipt of Issuer’s acceptance of this Subscription. The representations and warranties made by the Subscriber may be fully relied upon by Issuer and by any investigating party relying on them.

3.6 The Subscriber understands that Issuer has not been registered under the Investment Company Act of 1940. In addition, the Subscriber understands that Issuer is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

3.7 The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to Issuer. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

3.8 The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Issuer or by any agent, sub-agent, officer, employee or affiliate of the Issuer and, in entering into this transaction, the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

3.9 No oral or written representations have been made, or oral or written information furnished, to the Subscriber or his, her or its advisors, if any, in connection with the offering of the Preferred Units which are in any way inconsistent with the information contained in the Offering Documents.

3.10 The Subscriber acknowledges that the purchase of the Preferred Units may involve tax consequences to the Subscriber and that the contents of the Offering Documents do not contain tax advice. The Subscriber acknowledges that the Subscriber must retain his, her or its own professional advisors to evaluate the tax and other consequences to the Subscriber of an investment in the Units. The Subscriber acknowledges that it is the responsibility of the Subscriber to determine the appropriateness and the merits of a corporate entity to own the Subscriber’s Units and the corporate structure of such entity.

3.11 The Subscriber acknowledges that no federal or state agency has made any finding or determination regarding the fairness or merits of the Offering or confirmed the accuracy or determined the adequacy of the Offering Circular.

3.12 The Subscriber is subscribing for and purchasing the Preferred Units solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Preferred Units, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Preferred Units, and the Subscriber has no plans to enter into any such agreement or arrangement.

3.13 The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

3.14 The Subscriber is not relying on the Issuer, or any of its employees, agents or sub-agents with respect to the legal, tax, economic and related considerations of an investment in the Preferred Units, and the Subscriber has done and will rely on his, her or its own research; or has relied on the advice of, or has consulted with, only his, her or its own advisors, if any.

3.15 The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders, fees or the like relating to this Subscription or the transactions contemplated hereby.

3.16 Except as otherwise disclosed in writing to the Issuer, Subscriber and any Beneficial Owner of Subscriber (as defined below) do not and will not “beneficially own” (within the meaning of Rule 13d-3 of the Exchange Act) any other limited partner interest in the Subscriber, except for the Preferred Units subscribed to by Subscriber in this Agreement or those units owned by existing Limited Partners prior to the date of this Subscription, and Subscriber and any Beneficial Owner of Subscriber have not agreed with one or more other Limited Partners (or the “beneficial owners” of such Limited Partner(s)) to act together for the purpose of acquiring, holding, voting or disposing of any Preferred Units (within the meaning of Rule 13d-5 of the Exchange Act). “Beneficial Owner of Subscriber” means an individual or entity who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares, or is deemed to have or share: (1) voting power, which includes the power to vote, or to direct the voting of, the Units; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, the Unit, as determined consistent with Rule 13d-3 of the Exchange Act.

3.17 Subscriber acknowledges that neither the General Partner nor its affiliates provide, or intend to provide, advice to the Issuer with respect to investment strategies that are “plans or programs for the investment of the proceeds of municipal securities or the recommendation of and brokerage of municipal escrow investments” (within the meaning of Rule 15Ba1-1 promulgated under the Exchange Act). Subscriber represents and agrees that none of its contributions to the Issuer will consist of “proceeds of municipal securities” (within the meaning of Rule 15Ba1-1).

3.18 Subscriber understands that security attorneys advising this Offering counsel for only the Issuer and its affiliates, and no attorney-client relationship exists between such attorneys and Subscriber or any other person by reason of such person making an investment in the Issuer.

3.19 Subscriber recognizes that the securities laws and regulations of certain states or jurisdictions, including the state or jurisdiction of which Subscriber is a resident, may impose additional requirements relating to this offering and Subscriber’s purchase of the Preferred Units. Subscriber hereby agrees to execute and to comply with the terms of any supplements or amendments to this Agreement which are required by the General Partner.

3.20 If Subscriber is a non-U.S. person, its proportionate share of dividend and certain interest income received by the Issuer may be withheld by a U.S. withholding agent and the Subscriber hereby agrees to such withholding.

3.21 The agreements and representations herein set forth shall become effective and binding upon Subscriber, Subscriber’s legal representatives, heirs, successors and assigns, upon the General Partner’s acceptance of Subscriber’s subscription.

3.22 In order for the Issuer to comply with certain anti-money laundering regulations, including the USA Patriot Act, Subscriber must initial the following statements.

______ (a) Subscriber (i) is subscribing for the Preferred Units for Subscriber’s own account, own risk and own beneficial interest, (ii) is not acting as an agent, representative, intermediary, nominee or in a similar capacity for any other person or entity, nominee account or beneficial owner, whether a person or entity (the “Underlying Beneficial Owner”), and no Underlying Beneficial Owner will have a beneficial or economic interest in the Units being purchased by Subscriber, and (iii) does not have the intention or obligation to sell, distribute, assign or transfer all or a portion of the Units to any Underlying Beneficial Owner;

______ (b) Subscriber understands and agrees that the Issuer prohibits the investment of funds by any persons or entities that are acting, whether directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, or (ii) on behalf of terrorists or terrorist organizations, (iii) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figures, unless the General Partner, after being specifically notified by Subscriber in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, or (iv) for a foreign shell bank.

4. INVESTMENT EVALUATION

Please initial the following statements:

______ Subscriber is knowledgeable and experienced in evaluating investments and experienced in financial and business matters and is capable of evaluating the merits and risks of investing in the Preferred Units. Subscriber has evaluated the risks of investing in the Preferred Units, and has determined that the Preferred Units are a suitable investment for Subscriber. In evaluating the suitability of an investment in the Preferred Units, Subscriber has not relied upon any representations or other information (whether oral or written) other than as contained in the Offering Circular and independent investigations made by Subscriber or representative(s) of Subscriber.

5. CONSENT TO ELECTRONIC DELIVERY

5.1 The Subscriber hereby agrees that the Issuer may deliver all notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Issuer and its investments by electronic means, including online delivery platforms, e-mail, or any other online services reasonably accessible.

6. PRIVACY NOTICE

6.1 The General Partner collects nonpublic personal information about Subscriber from the following sources:

1) Information the General Partner receives from Subscriber in this Agreement and other forms; and

2) Information about Subscriber’s transactions with the General Partner, its affiliates, or others.

6.2 The General Partner does not disclose any nonpublic personal information about Subscriber, the Partners, or its other customers or former customers, to anyone, except as permitted by law. Specifically, the General Partner does not share information with third parties, other than with the General Partner’s and/or the Issuer’s administrator, accountants, attorneys and auditors, and for the purposes of processing business transactions and servicing investor relationships.

6.3 The General Partner restricts access to nonpublic personal information about Subscriber to those employees who need to know that information to provide products or services to the Issuer and Subscriber. The General Partner maintains physical, electronic, and procedural safeguards that comply with standards to guard Subscriber’s nonpublic personal information.

7. MISCELLANEOUS

7.1 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.2 Entire Agreement. This Agreement (including the exhibits and schedules attached hereto) and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with the Issuer with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between us.

7.3 Counterparts. This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

7.4 Amendments and Waivers. This Agreement shall not be changed, modified or amended except by a writing signed by the parties against whom such modification or amendment is to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

7.5 Governing Law and Jurisdiction. This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the laws of the State of Delaware. The parties hereto agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the federal courts of the United States of America sitting the State of Delaware or the courts of the State of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, and each party agrees that, in addition to any method of service of process otherwise permitted by law, service of process on each party may be made by any method for giving such party notice as provided in Section 5.1, and shall be deemed effective service of process on such party.

Notwithstanding anything to the contrary in this Section 7.5, actions arising under the Securities Act or Exchange Act shall concurrently be subject to federal jurisdiction, in addition to any applicable laws under the jurisdiction of the state of Delaware. Specifically, both Subscriber and the Partnership acknowledge that Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules. Furthermore, under no circumstance shall any statement in this Section 7.5 be interpreted as an attempt by the Subscriber to waive compliance with the federal securities laws and the rules and regulations thereunder.

IN WITNESS WHEREOF, Subscriber has set Subscriber’s hand and seal agreeing to the above on the date set forth below.

Print Name of Subscriber: ___________

Purchase Price: In U.S. dollars: ________________ (US $ ______ )

Date:____________________

Signature of Subscriber______________________________________

Tax Identification No. (TIN) or Social Security No. (SSN), if applicable: ___________________

(National ID Number or Passport Number, if no TIN or SSN: ___________________________)

Residence Address (Post Office Box Not Acceptable): ____________________________________

Mailing Address (If Different): ___________________________________________

EMAIL (By providing Email you agree to receive communications relating to this Subscription, including any matters arising out of this Subscription in the Future, electronically via the Email provided hereinunder, AND you agree to waive the Company from any obligations of providing paper copies of those communications.):

___________________________

Phone number (Optional): ________________________

Accepted by:

UCF Asset LLC,

a Georgia limited liability company and General Partner of UC Asset LP

Represented by all members of UCF Asset LLC as below

By:		By:
	Jason D. Cunningham		Xianghong “Larry” Wu